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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

As independent public accountants, I hereby consent to the incorporation of my reports on the financial statements and schedules of Airship International Ltd, dated August 22, 1997, to be included in this annual report on Form 10-K, which includes an explanatory paragraph describing matters giving rise to substantial doubt as to the Company's ability to continue as a going concern.

                                          Charlie M. Meeks, C.P.A., P.A.
                                          Charlie M. Meeks, C.P.A., P.A.

Maitland, Florida
August 22, 1997


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